EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          FIRST SECURITY BANCORP, INC.

  The undersigned, acting as the incorporator of a corporation under the Kentucky Business Corporation Act, adopts the following Articles of Incorporation for such Corporation:

                                    ARTICLE I

  The name of the corporation shall be First Security Bancorp, Inc.

                                   ARTICLE II

  The purpose for which the Corporation is formed is the transaction of any and all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act.

                                   ARTICLE III

   The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares of common stock, all of which are to be without par value.

   All shares of common stock shall have full and unlimited voting power, shall be entitled to one vote per share and shall be without distinction as to powers, preferences and rights. No holder of shares of the capital stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or receive any additional capital stock which the Corporation may issue in the future.

                                   ARTICLE IV

   The street address of the initial registered office of the Corporation shall be 400 East Main Street, Lexington, Kentucky 40507, and the name of the initial registered agent at such address shall be Julian E. Beard.

                                    ARTICLE V

   The mailing address of the principal office of the Corporation shall be 400 East Main Street, Lexington, Kentucky 40507.

                                   ARTICLE VI

 The name and mailing address of the  incorporator of the Corporation are Julian
E. Beard, 400 East Main Street, Lexington, Kentucky 40507.

                                   ARTICLE VII

 All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its board of directors. The number of directors shall be fixed by resolution of the board of directors from time to time, subject to the application provisions of the Act and the Corporation's bylaws. The directors shall be divided into three classes with each class being as nearly equal in number as possible. The term of office of the first class of directors shall be one (1) year and shall expire at the first annual meeting of the shareholders of the Corporation (or until their successors are elected and qualified); the term of the second class of directors shall be two (2) years and shall expire at the second annual meeting of shareholders of the Corporation (or until their successors are elected and qualified); and the term of the third class of directors shall be three (3) years and shall expire at the third annual meeting of the shareholders of the Corporation (or until their successors are elected and qualified).

 Beginning with the first annual meeting of shareholders of the Corporation, the term of office for each class of directors elected or re-elected to the board of directors shall be three (3) years and shall expire at the third succeeding annual meeting following their election or re-election (or until their successors are elected and qualified).

                                  ARTICLE VIII

 The liability of each and all of the directors of the Corporation shall be and is hereby limited to the greatest extent permitted by law and no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of such director's duties as a director except for the following (which exceptions shall be construed as narrowly as legally permissible):

 (1) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation or its shareholders;

 (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

 (3) for any vote for or assent to an unlawful distribution to shareholders as prohibited byss.271B.8-330 of the Kentucky Revised Statutes; or

 (4) for any transaction from which the director derives an improper personal benefit.

 IN WITNESS WHEREOF, the incorporator has hereunto subscribed his name on this the 11th day of February, 2000.

                                            /s/ Julian E. Beard

                                            _____________________________
                                            JULIAN E. BEARD,
                                            Incorporator